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                                                                    Exhibit 23.3

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of LifeMinders, Inc. on Form S-8 of our report dated November 5, 1999, except for
Note 6, as to which the date is March 29, 2000, on the financial statements of WITI Corporation as of and for the year ended September 30, 1999, appearing in the Current Report on Form 8-K/A filed by LifeMinders, Inc. with the Securities and Exchange Commission on June 13, 2000.


/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
June 26, 2000